UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2015

MIRNA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37566	26-1824804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2150 Woodward Street, Suite 100
Austin, TX 78744
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (512) 901-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

In connection with a private placement of shares of its common stock, on October 5, 2015, Mirna Therapeutics, Inc. (the “Company”)  entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Cancer Prevention and Research Institute of Texas (“CPRIT”). Pursuant to the Registration Rights Agreement, the Company agreed that, subject to certain conditions and exceptions, if the Company were to file with the Securities and Exchange Commission a registration statement for the sale or re-sale of its securities, upon the written request of CPRIT, the Company shall include the shares specified in CPRIT’s written request in such registration statement. In addition, CPRIT may make a written request to the Company to register shares on Form S-3 in the event the Company is eligible to file a registration statement on Form S-3 and if the aggregate price to the public of the shares to be registered exceeds $1.0 million. The Company also agreed, among other things, to indemnify CPRIT under the registration statement from certain liabilities and to pay certain fees and expenses (excluding any underwriting or similar commissions) incident to the Company’s obligations under the Registration Rights Agreement.

The foregoing description of the material terms of the Registration Rights Agreement is subject to, and is qualified in its entirety by reference to, the Registration Rights Agreement, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) filed with the Secretary of State of the State of Delaware and its amended and restated bylaws (the “Bylaws”) became effective on October 5, 2015 and October 6, 2015, respectively, in connection with the closing of the initial public offering of shares of the Company’s common stock. As described in the Registration Statement on Form S-1 (File No. 333-206544), as amended, the Company’s board of directors and stockholders previously approved the amendment and restatement of these documents to be effective prior to the closing of the Company’s initial public offering.

As amended and restated, the Certificate of Incorporation and the Bylaws contain provisions that, among other things:

•                  authorize 250,000,000 shares of common stock;

•                  delete all references to the various series of preferred stock that were previously authorized and instead create 5,000,000 shares of undesignated preferred stock with terms to be set by the board of directors, which rights could be senior to those of the common stock;

•                  do not provide for cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

•                  require the advance notice of nominations for election to the board of directors or for proposing matters that can be acted upon at a stockholders’ meeting;

•                  allow the board of directors to alter the bylaws without obtaining stockholder approval;

•                  eliminate the rights of stockholders to call a special meeting of stockholders and to take action by written consent in lieu of a meeting;

•                  require the approval of at least 66 2/3% of the shares entitled to vote to remove a director for cause;

•                  require the approval of at least 66 2/3% of the shares entitled to vote to adopt, amend or repeal the bylaws or repeal the provisions of the amended and restated certificate of incorporation regarding the election and removal of directors;

•                  designate the Court of Chancery of the State of Delaware to be the sole and exclusive forum for certain actions, including but not limited to derivative actions or proceedings brought on behalf of the Company, actions asserting claims of breach of a fiduciary duty owed by any of the Company’s directors, officers or other employees to the Company or the Company’s stockholders, actions asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery, or actions asserting a claim governed by the internal affairs doctrine; and

•                  establish a classified board of directors, as a result of which the successors to the directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following their election.

The foregoing description of the Certificate of Incorporation and the Bylaws is qualified in its entirety by reference to (1) the Certificate of Incorporation filed as Exhibit 3.1 hereto, and (2) the Bylaws filed as Exhibit 3.2 hereto, each of which is incorporated herein by reference.

Item 8.01              Other Events.

On October 6, 2015, the Company completed its initial public offering of 6,250,000 shares of its common stock at a price to the public of $7.00 per share. On October 5, 2015, the Company completed a concurrent private placement of 2,395,010 shares of its common stock with CPRIT at a price per share of $7.00.  A copy of the press release announcing the closings of the initial public offering and the concurrent private placement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits.

Reference is made to the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRNA THERAPEUTICS, INC.

Date: October 6, 2015	By:	/s/ Jon Irvin
Jon Irvin
Vice President of Finance

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Mirna Therapeutics, Inc.

3.2	Amended and Restated Bylaws of Mirna Therapeutics, Inc.

4.1	Registration Rights Agreement, dated October 5, 2015, by and between Mirna Therapeutics, Inc. and the Cancer Prevention and Research Institute of Texas.

99.1	Press release dated October 6, 2015.